Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 30, 2022	January 31, 2021

Cash flows from operating activities:
Net income	$31,726	$9,509
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,810	23,724
Share-based compensation	1,457	1,301
Changes in operating assets, liabilities and other	5,137	(8,247)

Net cash provided by operating activities	59,130	26,287

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,175)	(17,532)
Government incentives	-	397
Other	(43)	(61)

Net cash used in investing activities	(19,218)	(17,196)

Cash flows from financing activities:
Repayments of debt	(15,192)	(7,796)
Purchases of treasury stock	(2,522)	(13,209)
Contribution from noncontrolling interest	14,997	-
Proceeds from long-term debt	-	6,205
Proceeds from share-based arrangements	3,840	765
Net settlements of restricted stock awards	(1,458)	(315)

Net cash used in financing activities	(335)	(14,350)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,057)	5,195

Net increase (decrease) in cash, cash equivalents, and restricted cash	37,520	(64)
Cash, cash equivalents, and restricted cash, beginning of period	279,680	281,602

Cash, cash equivalents, and restricted cash, end of period	$317,200	$281,538